[Logo of Dollar General Corporation]

100 Mission Ridge / Goodlettsville, Tennessee 37072-2170 / Telephone: (615) 855-4000 /http://www.dollargeneral.com

NEWS FOR IMMEDIATE RELEASE

DOLLAR GENERAL SENDS LETTER TO FAMILY DOLLAR’S BOARD OF DIRECTORS

GOODLETTSVILLE, Tennessee – August 20, 2014 – Dollar General Corporation (NYSE: DG) today announced it has sent the following letter to the Board of Directors of Family Dollar Stores, Inc. (NYSE: FDO)

August 20, 2014

Board of Directors

Family Dollar Stores, Inc.

10401 Monroe Road

Matthews, North Carolina 28201

To the Board of Directors of Family Dollar Stores, Inc.:

We have reviewed the Form S-4 on the background of your current merger agreement with Dollar Tree.  As the Family Dollar Board of Directors considers our superior proposal, we believe it is important for you to take into account certain important facts that are not included in the Form S-4 relating to our interaction with your company.

While the Form S-4 references various meetings between our companies’ representatives over the years, it fails to mention that Dollar General representatives have consistently expressed a keen interest in putting our two companies together.  The Form S-4 also fails to mention that on more than one occasion at such meetings, Howard Levine expressed his own interest in the social issues of a combination, including, among other things, his desire to be chief executive officer of the combined companies.  We cannot help but question whether Dollar General’s failure to embrace such requests by Mr. Levine weighed into Family Dollar’s decision to pursue an agreement with Dollar Tree.

As you are aware, we continued to express our interest in exploring a combination into June of this year.  During the June 7, 2014, phone call referenced in the background section of the Form S-4, our representative reiterated Dollar General’s interest in potentially acquiring Family Dollar and stated our preference to negotiate directly with the Board of Directors and not in the public media, as might be the case with an activist investor involved, and suggested a meeting with the Dollar General CEO as soon as possible.

That meeting was held on June 19, 2014, just days before the Family Dollar Board decided to enter into exclusive negotiations with Dollar Tree.  During the June 19 meeting, although noting that the timing was not optimal for Dollar General, our representatives expressed more than once our interest in exploring a combination with Family Dollar.  At no time during this meeting did Mr. Levine indicate that there was a process, that there was any urgency to act or that there were discussions with another potential buyer.  In fact, Mr. Levine’s response to specific questions posed by our representatives gave us quite the opposite impression.  Had we left the meeting with the belief that a sale of Family Dollar was imminent, we assure you that our course of action would have been different.

At that meeting, the Dollar General representatives communicated to Mr. Levine that Dollar General’s interest likely would be at a modest premium to the current stock price ($68.14 at such time). It is surprising, then, that, according to the Form S-4, your board was considering at that time a proposal in that range from Dollar Tree, and yet no representative of Family Dollar followed up with any representative of Dollar General after that meeting and before entering into the merger agreement with Dollar Tree.

This lack of engagement is puzzling.  Regrettably, as a result, we are now forced to factor a $305 million break-up fee into our offer – consideration that could have been better used to maximize value for the Family Dollar shareholders.

Nonetheless, we have presented you with a superior proposal for your shareholders (although perhaps not for Mr. Levine personally), and we urge you to evaluate our proposal on its merits considering this full set of facts and in keeping with your obligation to consider first and foremost  the best interests of your shareholders.

Finally, we have heard the media reports in which unnamed sources close to Family Dollar are claimed to have expressed concern about antitrust matters relating to a potential acquisition by Dollar General.  As we stated in our offer letter, we have engaged experienced counsel and an economist and have conducted extensive review and analysis of these matters, and we are confident that we will be able to quickly and efficiently resolve any potential antitrust issues.  In fact, we believe that the number of store divestitures contained in our offer letter is more than sufficient to take this issue completely off the table.  We remain ready to share with your counsel the conclusions of our extensive antitrust work once you have taken the appropriate steps under your existing merger agreement with Dollar Tree to enable us to begin discussions.

We urge the Family Dollar Board of Directors to act in the best interests of the Family Dollar shareholders and take the necessary steps to enter into discussions with us.

Sincerely,

Rick Dreiling

Dollar General Corporation

Chairman and Chief Executive Officer

Forward-Looking Statements

Dollar General includes “forward-looking statements” within the meaning of the federal securities laws throughout this release, including by way of example and without limitation plans, intentions and expectations regarding Dollar General’s proposal to acquire Family Dollar. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “may,” “will,” “could,” “should,” “would,” “expect,” “believe,” “anticipate,” “project,” “plan,” “estimate,” “forecast,” “goal,” “objective,” “committed,” “intend,” “continue,” or “will likely result” and similar expressions that concern Dollar General’s  strategy, plans, intentions or beliefs about future occurrences or results.

Forward-looking statements are subject to risks, uncertainties and other factors that may change at any time and may cause actual results to differ materially from those that Dollar General expected. Many of these statements are derived from Dollar General’s operating budgets and forecasts, which are based on many detailed assumptions that Dollar General believes are reasonable, or are based on various assumptions about certain plans, activities or events which we expect will or may occur in the future. However, it is very difficult to predict the effect of known factors, and Dollar General cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed under “Risk Factors” in Dollar General’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission.

All forward-looking statements are qualified in their entirety by the cautionary statements that Dollar General makes from time to time in its SEC filings and public communications. Dollar General cannot assure the reader that it will realize the results or developments Dollar General anticipates or, even if substantially realized, that they will result in the consequences or affect Dollar General or its operations in the way Dollar General expects. Forward-looking statements speak only as of the date made. Dollar General undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, Dollar General.

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for 75 years. Dollar General helps shoppers Save time. Save money. Every day!® by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, house wares and seasonal items at low everyday prices in convenient neighborhood locations. With more than 11,500 stores in 40 states, Dollar General has more retail locations than any retailer in America. In addition to high quality private brands, Dollar General sells products from America's most-trusted manufacturers such as Clorox, Energizer, Procter & Gamble, Hanes, Coca-Cola, Mars, Unilever, Nestle, Kimberly-Clark, Kellogg's, General Mills, and PepsiCo. For more information on Dollar General, please visit www.dollargeneral.com.

Contact Information:

Investors:

Mary Winn Pilkington

(615) 855-5536

Emma Jo Kauffman

(615) 855-5525

Media:

Brunswick Group:

Steve Lipin or Shahed Larson

(212) 333-3810

Dollar General Corporation:

Media Hotline

(877) 944-DGPR (3477)

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